Exhibit 10.3

Amendment to Employment Agreement

This Amendment to Employment Agreement entered into on September 9, 2008 is by and between Miller Petroleum, Inc., a Tennessee corporation (the “Company”) and Scott M. Boruff (“Executive”).

WHEREAS, on August 1, 2008 the Company and the Executive entered into that certain Employment Agreement, a copy of which is attached hereto as Exhibit A and incorporated herein by such reference (the “Employment Agreement”).

WHEREAS, Paragraph 3(b) of the Employment Agreement erroneously contained a provision whereby the Executive is entitled to a one-time sign-on bonus of $300,000 (the “Bonus”).

WHEREAS, by direction of the Company’s Board of Directors, on June 27, 2008 the Executive was paid a $300,000 consulting fee in connection with his services to the Company related to the sale to a third party of various oil and gas leases by the Company and certain related transactions.

WHEREAS, the parties are desirous of correcting this ministerial error in the drafting of the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.         Recitals. The foregoing recitals are true and correct.

2.         Deletion of Paragraph 3(b). The Employment Agreement is hereby amended effective August 1, 2008 to delete Paragraph 3(b) in its entirety. The Executive represents and warrants that the inclusion of such paragraph in the Employment Agreement was a ministerial error in the drafting of the agreement and that he was never entitled under the terms of his employment with the Company to the Bonus.

3.         No Additional Changes. Except for the deletion of Paragraph 3(b) all other terms and condition of the Employment Agreement remain in full force and effect.

4.         Amendment or Assignment. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.

5.         Construction and Enforcement. This Agreement shall be construed in accordance with the laws of the State of Tennessee, without and application of the principles of conflicts of laws

6.         Binding Nature, No Third Party Beneficiary. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns, and is made solely and specifically for their benefit. No other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

7.         Counterparts. This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

8.         Role of Counsel. Mr. Boruff acknowledges his understanding that this Agreement was prepared at the request of the Company by Schneider Weinberger & Beilly, LLP, its counsel, and that such firm did not represent Mr. Boruff in conjunction with this Agreement or any of the related transactions. Mr. Boruff, as further evidenced by his signature below, acknowledges that he has had the opportunity to obtain the advice of independent counsel of his choosing prior to his execution of this Agreement and that he has availed himself of this opportunity to the extent he deemed necessary and advisable. By his signature below, Mr. Boruff represents and warrants that he fully understands the terms and provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MILLER PETROLEUM, INC.

By: /s/ Lyle H. Cooper
Lyle H. Cooper, Chief Financial Officer

/s/ Scott M. Boruff
Scott M. Boruff